UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2021

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On January 17, 2021, Haemonetics Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cardiva Medical, Inc., a Delaware corporation (“Cardiva”), Concordia Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, as the Seller’s Representative, pursuant to which Merger Sub will merge with and into Cardiva, with Cardiva surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Company will pay upfront consideration of $475 million in cash, subject to customary working capital and certain other adjustments as of the closing of the Merger (the “Closing”), as well as up to an additional $35 million in contingent consideration payable over the next two years based on sales growth.
The Merger Agreement provides that, subject to the terms and conditions set forth therein, at the effective time of the Merger, unless otherwise specified in the Merger Agreement, all of the shares of common stock and preferred stock of Cardiva issued and outstanding immediately prior to the effective time of the Merger (other than certain stock owned by the Company or Cardiva and certain dissenting shares, if any) will no longer be outstanding and will automatically be cancelled and will be retired and cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the applicable consideration calculated as set forth in the Merger Agreement.
In addition, each in-the-money option to purchase shares of common stock of Cardiva that is outstanding (whether vested or unvested) immediately prior to the Closing will automatically be cancelled and only entitle the holder of such option to receive an amount of cash calculated as set forth in the Merger Agreement, without interest. Each warrant that is outstanding immediately prior to the Closing will automatically be cancelled and each holder thereof will be entitled to receive an amount of cash calculated as set forth in the Merger Agreement, without interest. In addition, certain of Cardiva’s employees will be entitled to change in control bonus payments under Cardiva’s employee retention plan provided that such employee remains employed by Cardiva immediately prior to the Closing.
The Merger Agreement contains representations, warranties and covenants by the parties customary for a transaction of this nature, including covenants with respect to cooperation, regulatory approvals, the conduct and operation of Cardiva prior to the closing (including Cardiva’s agreement not to solicit alternative transactions or enter into discussions concerning, or provide confidential information in connection with, an alternative transaction) and similar matters. Other than in the case of fraud, Cardiva will have no obligation to indemnify the Company under the Merger Agreement for breaches of representations or warranties with respect to Cardiva, and the Company’s recourse for any such breaches will be limited to a representations and warranties insurance policy to be purchased by the Company prior to the Closing.
On January 17, 2021, following execution of the Merger Agreement, Cardiva delivered the written consent of a majority of each of the common stock and preferred stock holders of Cardiva, voting on an as converted basis, approving and authorizing the Merger pursuant to the Merger Agreement, which is sufficient to satisfy the stockholder vote requirement for the Merger under applicable law and Cardiva’s charter documents.
The transaction is not subject to a financing contingency, and the Company expects to finance the transaction through a combination of its cash on hand, revolving credit facility and an additional $150 million term loan under its existing credit facility. The Merger Agreement also contains certain termination rights, including, among others, the right of either party to terminate the Merger Agreement if the Merger has not occurred by April 17, 2021 and the failure to consummate is not caused by a breach of the Merger Agreement by the terminating party.
The Merger is expected to close in the first quarter of calendar 2021 and is subject to the satisfaction or waiver of certain customary mutual closing conditions. The Merger Agreement and the Merger have been unanimously approved by the boards of directors of the Company and Cardiva.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 26, 2020.

The above description of the Merger Agreement is not intended to provide any other factual information about the Company, Cardiva, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and only as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Cardiva. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Cardiva or any of their respective subsidiaries, affiliates or businesses.
Item 7.01 Regulation FD Disclosure.
On January 20, 2021, the Company issued a press release announcing its entry into the Merger Agreement and that the Company will hold a conference call with financial analysts and investors at 8:00 a.m. Eastern Time on January 20, 2021 to discuss the announcement of the Merger Agreement and answer questions. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements about the Merger Agreement and the Merger, including, but not limited to, statements related to the timing of completion of the Merger and the consummation of the Merger, the anticipated financing of the Merger and other statements that are not historical facts. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that the Merger may not be completed in a timely manner or at all due to, among other factors, failure to receive required regulatory approvals or satisfy other closing conditions, and the risk that using debt to finance, in part, the Merger will substantially increase the Company’s indebtedness. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the Company’s reports on Forms 10-K, 10-Q and 8-K) for information about additional risks and uncertainties that could cause the Company’s actual results to differ materially from these forward-looking statements. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Haemonetics Corporation on January 20, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

January 20, 2021	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer